                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

                       Supplement Dated January 16, 2001
                     to the Prospectus Dated August 11, 2000

If you purchase your Contract in New York, the following revisions are applicable:

Within the section entitled "The Contract," under the subsection "What happens at the end of each Guarantee Period?" on page 7, the last paragraph is deleted and replaced with the following:

     FOR CONTRACTS PURCHASED IN NEW YORK: We will notify you of your options at least 15 days, but no more than 45 days, before the end of your Guarantee Period. If you fully or partially Surrender your Contract within the 30 day period prior to the end of your Guarantee Period, no Surrender Charge is deducted or Market Value Adjustment made.

Within the section entitled "Fees and Charges," under the subsection "Surrender Charge," on page 9 the two tables at the beginning of the top of the left hand column are deleted and replaced with the following:

     If you purchase your Contract in New York, and you are in your Initial Guarantee Period, the percentage we deduct is equal to:

    ------------------------------------------------------------------
        Number of Years from the       Percentage of Surrender Charge
        Beginning of the Initial
            Guarantee Period
    ------------------------------------------------------------------
                1 or less                            7%
    ------------------------------------------------------------------
                    2                                6%
    ------------------------------------------------------------------
                    3                                5%
    ------------------------------------------------------------------
                    4                                4%
    ------------------------------------------------------------------
                    5                                3%
    ------------------------------------------------------------------
                    6                                2%
    ------------------------------------------------------------------
                    7                                1%
    ------------------------------------------------------------------
                    8                                0%
    ------------------------------------------------------------------
                    9                                0%
    ------------------------------------------------------------------
                   10                                0%
    ------------------------------------------------------------------

If you purchase your Contract in New York and you are in a Subsequent Guarantee Period of five (5) years or more, the percentage we deduct is equal to:

    ------------------------------------------------------------------
        Number of Years from the       Percentage of Surrender Charge
        Beginning of a Subsequent
            Guarantee Period
    ------------------------------------------------------------------
                1 or less                            5%
    ------------------------------------------------------------------
                    2                                4%
    ------------------------------------------------------------------
                    3                                3%
    ------------------------------------------------------------------
                    4                                2%
    ------------------------------------------------------------------
                    5                                1%
    ------------------------------------------------------------------
                    6                                0%
    ------------------------------------------------------------------
                    7                                0%
    ------------------------------------------------------------------
                    8                                0%
    ------------------------------------------------------------------
                    9                                0%
    ------------------------------------------------------------------
                   10                                0%
    ------------------------------------------------------------------

If you purchase your Contract in New York and you are in a Subsequent Guarantee Period of four (4) years or less, the percentage we deduct is equal to:

    ------------------------------------------------------------------
        Number of Years from the       Percentage of Surrender Charge
        Beginning of a Subsequent
            Guarantee Period
    ------------------------------------------------------------------
                1 or less               1% multiplied by the number
                                         of years in the Guarantee
                                                   Period
    ------------------------------------------------------------------
                    2                   The percentage used for Year
                                             1 or less minus 1%
    ------------------------------------------------------------------
                    3                   The percentage used for Year
                                                 2 minus 1%
    ------------------------------------------------------------------
                    4                   The percentage used for Year
                                                 3 minus 1%
    ------------------------------------------------------------------

In "Appendix B - Market Value Adjustment," in the first paragraph, the third line is deleted and replaced with the following:

j = The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the nearest whole number of years).


333-37290
HV-2842